EXHIBIT 99.1

For Immediate Release August 3, 2016

Canadian Pacific Railway Limited announces sale of its common shares by Pershing Square

CALGARY, AB. - Canadian Pacific Railway Limited (“Canadian Pacific” or “CP”) (TSX:CP)(NYSE:CP) and Pershing Square Capital Management L.P. (“Pershing Square”) today announced the commencement of a public offering of 9,840,890 of Canadian Pacific’s common shares by certain funds managed by Pershing Square. Canadian Pacific is not selling any common shares in the offering and will not receive any of the proceeds from the offering of common shares by the funds managed by Pershing Square. Upon the closing of today’s sale of 9,840,890 common shares, funds managed by Pershing Square will not own any common shares of Canadian Pacific.

J.P. Morgan, Credit Suisse, BofA Merrill Lynch will act as underwriters for the offering.

This offering is only made by prospectus. Canadian Pacific previously filed with the securities commission in each of the provinces and territories of Canada a shelf prospectus and a corresponding registration statement with the United States Securities and Exchange Commission (the “SEC”), which has become effective under the Securities Act of 1933, as amended. Prospectus supplements describing the offering will be filed with the SEC and the Canadian securities commissions on or before August 5, 2016. The prospectuses contain, and the related supplements will contain, important detailed information about the securities being offered. Before investing, you should read the prospectuses and other documents filed with the SEC and the Canadian securities commissions for information about Canadian Pacific and this offering. Copies of the prospectuses and related prospectus supplements, when available, may be obtained from: J.P. Morgan, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 866-803-9204; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, telephone: 800-221-1037, email: newyork.prospectus@credit-suisse.com, or BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, NY 10038, email: dg.prospectus_requests@baml.com. You may also obtain these documents free of charge by visiting the SEC’s website at www.sec.gov or SEDAR at www.sedar.com.

This press release does not provide full disclosure of all material facts relating to the securities offered. Investors should read the prospectuses, any amendments and any applicable shelf prospectus supplements for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

This news release does not constitute an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any jurisdiction. Any sales will be made through registered securities dealers in jurisdictions where the offering has been qualified for distribution.
Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to executive succession, agreements for the provision of future services, our operations, priorities and plans, anticipated financial performance, business prospects, planned capital expenditures, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. To the extent that CP has provided guidance using non-GAAP financial measures, the Company may not be able to provide a reconciliation to a GAAP measure, due to unknown variables and uncertainty related to future results.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP’s forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Item 1A - Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information” in CP’s annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of Canadian Pacific.